EXHIBIT 10.8

                                  EXHIBIT 10.08

                 TRUSTEED SHAREHOLDERS CROSS-PURCHASE AGREEMENT



      THIS TRUSTEED SHAREHOLDER CROSS PURCHASE AGREEMENT is made this 31st day of January, 1998, by and among JOHN B. GALLAGHER, HARRY D. SHIELDS, (each being a "SHAREHOLDER" and collectively the "SHAREHOLDERS"), GALLAGHER FAMILY TRUST ("GALLAGHER TRUST"), HENRY DANIEL SHIELDS 1997 IRREVOCABLE EDUCATIONAL TRUST ("SHIELDS TRUST") (each of the Trusts are collectively referred to as the "TRUSTS"), EUROPEAN MICRO HOLDINGS, INC., a Nevada corporation (the "COMPANY") and SUNTRUST BANK, NASHVILLE, N. A. As Trustee (the "TRUSTEE") with its principal place of business at 424 Church Street, Nashville, Tennessee 37219. (the "AGREEMENT").

      WHEREAS, the Shareholders are presently active in the management of the Company and own the following interests in it:

      SHAREHOLDER NAME         NUMBER OF SHARES      PERCENTAGE OF TOTAL SHARES
      ----------------         ----------------      --------------------------

      John B. Gallagher           1,900,000                   47.5%
      Harry D. Shields            1,602,696                   40.1%
      Gallagher Trust               100,000                    2.5%
      Shields Trust                 397,304                    9.9%

      WHEREAS, the Shareholders and the Trusts believe it to be in their best interests and in the best interest of the Company to provide for continuity and harmony in management, and,

      WHEREAS, it is in the Shareholders and the Trusts best interests to vote any and all beneficially held common shares of the Company (the "SHARES") in concert, to provide for restrictions on the sale of Shares, to provide for the purchasing of certain of the shares of a deceased Shareholder, and to provide funds necessary for the purchase of such Shares.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

      1. AGREEMENT. The Shareholders, Trusts, Company and Trustee agree to be bound and to comply with all the terms and conditions of this Agreement as set forth herein.

      2. DEPOSIT OF SHARE CERTIFICATES WITH THE TRUSTEE. Upon the execution of this Agreement, each of the Shareholders and the Trusts shall deposit with the Trustee, all certificates representing Shares of the Company owned by them. In addition, each of the Shareholders shall execute stock powers in blank with respect to all Shares of the Company owned by each Shareholder and deliver such stock powers to the Trustee.


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      3. RESTRICTION ON ENCUMBRANCE. No Shareholder or Trust shall encumber or pledge his or its Shares of the Company without the prior written consent of all the Shareholders.


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      4. VOTING OF SHARES.

         (a) VOTING OF SHARES BY THE SHAREHOLDERS. Each Shareholder agrees to vote his Shares in concert on all matters submitted to a vote of shareholders of the Company, specifically including without limitation the election of all directors, so as to maintain continuity in the management of the Company for the duration of this Agreement. In the event that either Shareholder cannot agree to vote his Shares in concert with the other Shareholder, neither Shareholder shall vote his Shares.

         (b) VOTING OF SHARES BY THE TRUSTS. Each Trust agrees to vote its Shares in concert on all matters submitted to a vote of the shareholders of the Company, specifically including without limitation the election of all directors, so as to maintain continuity in the management of the Company for the duration of this Agreement. In the event that either Trust cannot agree to vote its Shares in concert with the other Trust, neither Trust shall vote its Shares.

      5. RESTRICTIONS ON SALE. No Shareholder or Trust shall sell, transfer, or assign his or its Shares of the Company to any person, firm or corporation without first receiving the written consent of the other Shareholder or Shareholders, as the case may be, unless the Shareholder or Trust desiring to make the sale, transfer, or assignment (hereinafter referred to as the "SELLER") shall have first complied with the Offer to Sell provisions as hereinafter described and such Offer to Sell shall not have been accepted. Any attempt to sell, transfer, or assign Shares in contravention of the terms of this Agreement shall be void and of no force or effect.

         (a) OFFER TO SELL. The term "Offer to Sell" means a bona fide, written offer to sell, transfer or assign Shares owned by a Shareholder or Trust. The written offer shall state all pertinent details regarding the proposed sale, transfer or assignment including the price and terms, shall identify the prospective purchaser, transferee or assignee desiring to obtain an interest in the Shares, and shall state the number of Shares involved.

         (b) NOTICE TO COMPANY, SHAREHOLDERS AND TRUSTS. A copy of the Offer to Sell shall be given to the Company, other Shareholder(s) and Trusts, and to the Trustee.

         (c) VOLUNTARY TRANSFER OF SHAREHOLDER SHARES.

             (i) GALLAGHER SALE OF SHARES. In the event that John B. Gallagher receives an Offer to Sell Shares owned by him, then such Shares shall be first offered to Harry D. Shields. Within thirty (30) days after receipt of such Offer to sell, Harry D. Shields may at his option elect to purchase all of the Shares proposed to be sold as set forth in the Offer to Sell and shall exercise his option to purchase by giving written notice to John B. Gallagher and the Trustee. The notice shall specify a date for the closing of the purchase and shall not be more than sixty (60) days after the date of giving such notice. Payment terms shall be in accordance with paragraph (e). If John B. Gallagher's Offer to Sell is not accepted by Harry D. Shields, John B. Gallagher may make a bona fide sale, transfer or assignment as provided in the Offer to Sell. If John
B. Gallagher shall fail to make such sale, transfer or assignment within thirty
(30)


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days following the expiration of the time provided above for the election of Harry D. Shields, such Shares shall again become subject to all the restrictions of this Agreement.

             (ii) SHIELDS SALE OF SHARES. In the event that Harry D. Shields receives an Offer to Sell Shares owned by him, then such Shares shall be first offered to John B. Gallagher. Within thirty (30) days after receipt of such Offer to sell, John B. Gallagher may at his option elect to purchase all of the Shares proposed to be sold as set forth in the Offer to Sell and shall exercise his option to purchase by giving written notice to Harry D. Shields and the Trustee. The notice shall specify a date for the closing of the purchase which shall not be more than sixty (60) days after the date of giving such notice. Payment terms shall be in accordance with paragraph (e). If Harry D. Shields's Offer to Sell is not accepted by John B. Gallagher, Harry D. Shields may make a bona fide sale, transfer or assignment as provided in the Offer to Sell. If Harry D. Shields shall fail to make such sale, transfer or assignment within thirty (30) days following the expiration of the time provided above for the election of John B. Gallagher, such Shares shall again become subject to all the restrictions of this Agreement.

         (d) TRANSFER OF TRUST SHARES.

             (i) SHARES HELD BY THE GALLAGHER TRUST.

                   (1) GALLAGHER OPTION TO PURCHASE THE GALLAGHER TRUST SHARES. In the event that the Gallagher Trust receives an Offer to Sell Shares owned by it, then such Shares shall be first offered to John B. Gallagher. Within thirty
(30) days after receipt of such Offer to sell, John B. Gallagher may at his option elect to purchase all of the Shares proposed to be sold as set forth in the Offer to Sell. John B. Gallagher shall exercise his option to purchase by giving written notice to the Gallagher Trust and the Trustee. The notice shall specify a date for the closing of the purchase which shall not be more than sixty (60) days after the date of giving such notice.

                   (2) SHIELDS OPTION TO PURCHASE THE GALLAGHER TRUST SHARES. In the event John B. Gallagher declines to exercise his option to purchase the Shares of the Gallagher Trust which are subject to the Offer to Sell, then the Gallagher Trust shall offer such Shares to Harry D. Shields for the same purchase price as set forth in the Offer to Sell. Within thirty (30) days after the receipt of such Offer to Sell, Harry D. Shields may at his option elect to purchase all of the Shares proposed to be sold in the Offer to Sell. Harry D. Shields shall exercise his option to purchase by giving written notice to the Gallagher Trust and the Trustee. The notice shall specify a date for the closing of the purchase which shall not be more than sixty (60) days after the date of giving such notice.

                   (3) BONA FIDE SALE, TRANSFER OR ASSIGNMENT. If the Offer to Sell is neither accepted by John B. Gallagher nor Harry D. Shields, the Gallagher Trust may make a bona fide sale, transfer or assignment as provided in the Offer to Sell provided, however, if the Gallagher Trust shall fail to make such sale, transfer or assignment within thirty (30) days following the expiration of the time provided above for the election by Harry D. Shields, all such Shares shall again become subject to all of the restrictions of this Agreement.


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             (ii) SHARES HELD BY THE SHIELDS TRUST.

                  (1) SHIELDS OPTION TO PURCHASE THE SHIELDS TRUST SHARES In the event that the Shields Trust receives an Offer to sell any Shares owned by it, then such Shares shall be first offered to Harry D. Shields. Within thirty (30) days after receipt of such Offer to sell, Harry D. Shields may at his option elect to purchase all of the Shares proposed to be sold as set forth in the Offer to Sell. Harry D. Shields shall exercise his option to purchase by giving written notice to the Shields Trust and the Trustee. The notice shall specify a date for the closing of the purchase which shall not be more than sixty (60) days after the date of giving such notice.

                  (2) GALLAGHER OPTION TO PURCHASE THE SHIELDS TRUST SHARES. In the event Harry D. Shields declines to exercise his option to purchase the Shares of the Shields Trust which are subject to the Offer to Sell, then the Shields Trust shall offer such Shares to John B. Gallagher for the same purchase price as set forth in the Offer to Sell. Within thirty (30) days after the receipt of such Offer to Sell, John B. Gallagher may at his option elect to purchase all of the Shares proposed to be sold in the Offer to Sell. John B. Gallagher shall exercise his option to purchase by giving written notice to the Shields Trust and the Trustee. The notice shall specify a date for the closing of the purchase which shall not be more than sixty (60) days after the date of giving such notice.

                  (3) BONA FIDE SALE, TRANSFER OR Assignment. If the Offer to Sell is neither accepted by Harry D. Shields nor John B. Gallagher, the Shields Trust may make a bona fide sales transfer or assignment as provided in the Offer to Sell provided, however, if the Shields Trust shall fail to make such sale, transfer or assignment within thirty (30) days following the expiration of the time provided above for the election by John B. Gallagher, all such Shares shall again become subject to all of the restrictions of this Agreement.

            (e) CLOSING OF PURCHASE. If any Shareholder elects to purchase Shares under the provisions of paragraphs (a)-(d), then the closing of the purchase shall take place within sixty (60) days after acceptance of the Offer to Sell at the principal office of the Company (or at such other location agreed to by the Shareholders) and the purchase price shall be paid by the payment of twenty percent (20%) in cash at closing and by delivery of a promissory note for the balance payable in twelve (12) equal monthly installments of principal and interest commencing one month after the closing. The promissory note shall bear interest at the rate of ten percent (10%) per annum from the date of closing and shall be in the form of EXHIBIT A ("EXHIBIT A") hereto. The indebtedness evidenced by the said promissory note shall be secured by a lien against the Shares being purchased, with said lien to terminate at such time as the said promissory note is paid in full. Such Shares shall be held by the Trustee until such time as the promissory note is paid in full.


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


            (f) PURCHASE AND SALE OF SHARES UPON DEATH OF A SHAREHOLDER. The following terms and conditions shall govern in the event of the death of a
Shareholder:

                (i) Upon the death of John B. Gallagher, Harry D. Shields shall purchase and the personal representative of John B. Gallagher shall sell to Harry D. Shields, one million (1,000,000) Shares for a purchase price of Two Million Dollars (US$2,000,000).

                (ii) Upon the death of Harry D. Shields, John B. Gallagher shall purchase and the personal representative of Harry D. Shields shall sell to John
B. Gallagher, one million (1,000,000) Shares for a purchase price of Two Million Dollars (US$2,000,000).

      6. TRUSTEE DUTIES ON DEATH OF A SHAREHOLDER. The Trustee accepts and agrees to safeguard the certificates of Shares, all insurance policies purchased for purposes of this Agreement, an original copy of this Agreement and any amendments thereto, and any other policies or documents which hereafter may be incorporated into this Agreement.

      Upon the death of a Shareholder, the Trustee shall:

         (a) Collect the proceeds of the policies insuring the deceased Shareholder. The Trustee shall not be obligated to commence any action to recover proceeds unless it is indemnified in advance by the remaining Shareholder;

         (b) (b) Give notice of the amount of proceeds received to the surviving Shareholder and to the personal representative of the deceased Shareholder;

         (c) Upon receipt of the insurance proceeds and the qualification of the personal representative, pay to such personal representative the Purchase Price of Two Million Dollars ($2,000,000). Any remaining proceeds under a policy shall be paid to the surviving Shareholder who purchased and paid the premiums on such policy;

         (d) At the time the personal representative of the deceased Shareholder is paid the insurance proceeds under paragraph (c) above, the Trustee shall lawfully transfer to the surviving Shareholder a valid Company stock certificate representing one million (1,000,000) Shares previously owned by the deceased Shareholder.

         (e) The Trustee shall deliver all remaining Shares to each of the respective parties to this Agreement (including the personal representative of the deceased Shareholder) and this Agreement shall terminate.

      7. LIFE INSURANCE.


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


         (a) For purposes of this Agreement, life insurance has been purchased in the amount of Two Million Dollars ($2,000,000) and is owned by each Shareholder on the life of the other Shareholder as is reflected in the life insurance schedule attached hereto as EXHIBIT B ("EXHIBIT B"). Exhibit B shall be amended and updated from time to time as is needed to accurately reflect the insurance coverage in effect. Each Shareholder shall designate the Trustee as beneficiary of all policies and such policies shall be held by the Trustee for purposes of this Agreement. This Agreement shall extend to and include any additional policies procured hereunder and they shall be set forth on such Exhibit B.

         (b) Each Shareholder shall be individually be responsible for payment of the premiums on the policies owned by him. The Trustee shall be under no obligation to make any premium payments on any such life insurance policies. If a Shareholder should fail to pay his portion of any premium within twenty five
(25) days after the due date, the Shareholder on whom the policy is issued may pay such premium. The Trustee shall promptly notify the Shareholders of the receipt of any notice of non-payment, termination, cancellation or modification of any insurance policies, but in no event shall the Trustee be held liable if an insurance policy lapses.

      8. TRUSTEE'S COMPENSATION AND SUCCESSION.

         (a) The Trustee shall be paid an annual fee while this Agreement is in force. The Trustee reserves the right to adjust the annual fee, but no such adjustment shall become effective sooner than one year after notice has been given to all parties to this Agreement but the Trustee shall have the right to change an extraordinary fee based upon the current fee schedule upon the death of one of the insured parties and upon the voluntary transfer of Shareholder's share based upon this Agreement. All Trustee fees shall be paid by the Shareholders.

         (b) By mutual written agreement, the Shareholders may remove the Trustee and appoint a successor corporate trustee ("CORPORATE TRUSTEE") by giving written notice to the Trustee.

         (c) In the event the Trustee resigns or is removed, it shall deliver to the successor Corporate Trustee all share certificates, policies, and documents held in its possession, but no Trustee's resignation shall be effective until thirty (30) days after the Shareholders receive written notice thereof.

      9. ENDORSEMENT OF SHARE CERTIFICATES. The Shares of stock of the Company authorized and issued to the Shareholders and Trusts shall be endorsed with the following:

         (a) "NOTICE IS HEREBY GIVEN THAT THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT DATED JANUARY 31, 1998 MADE BY AND AMONG THE SHAREHOLDERS, CERTAIN TRUSTS AND THE COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE IN THE OFFICE OF THE COMPANY."


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         (b) The endorsement referenced in paragraph (a) above is deemed to refer to this Agreement and any amendments thereto.

         (c) The certificates so endorsed shall be delivered to the Trustee to be held by it or its successor subject to the terms and conditions of this Agreement.

      10. DEBT/LOSSES. The Shareholders agree that to the extent either of them suffers any loss in relation to loans or credit given to the Company or guarantees on security given for the benefit of the Company, they shall make contributions, one to the other, to equalize on a pro-rata basis the losses among the Shareholders. The Shareholders also agree that to the extent that the Company, in its ordinary course of business, becomes indebted to any Shareholder, to American Surgical Supply Corp. of Florida, d/b/a American Micro Computer Center (partially owned by John B. Gallagher) or Technology Express, Inc. (owned by Harry D. Shields) upon liquidation of the Company or upon the Company ceasing to do business, each Shareholder shall make contributions to the other Shareholder, to American Surgical Supply Corp. of Florida d/b/a American Micro Computer Center, or to Technology Express, Inc. as is necessary to equalize the amount of debt the Company has with regard to a Shareholder, American Surgical Supply Corp. of Florida, d/b/a American Micro Computer Center, or Technology Express, Inc.

      11. NOTICES. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by certified mail, which shall be addressed to the following addressees until such time as a different address has been designated in writing sent to the other parties:

      IF TO JOHN B. GALLAGHER:     IF TO HARRY D. SHIELDS:
      John B. Gallagher            Harry D. Shields
      American Micro Computer      Technology Express, Inc.
      Center                       808 Third Avenue, South
      6073 NW 167th Street, Unit   Nashville, Tennessee 37210
      C-25
      Miami, Florida 33015

      IF TO THE TRUSTEE:           IF TO SHIELDS TRUST:
      SunTrust Bank,Nashville,     Robert H. True, Co-Trustee
      N.A.                         Summit Financial Group
      P.O. Box 305110              First American Center
      Nashville, Tennessee         Suite 2070
      37230-5110                   315 Deaderck Street
      Attn: Pam Utley, V.P. and    Nashville, Tennessee  37238
      Trust Officer
                                   IF TO GALLAGHER TRUST:
                                   c/o Thomas H. Minkoff, as Trustee
                                   1635 D Royal Palm Drive South
                                   Gulfport, Florida  33707

      12. TERMINATION OF AGREEMENT. This Agreement shall terminate upon:


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          (a) The written agreement of all of the Shareholders;

          (b) The bankruptcy, receivership, or dissolution of the Company;

          (c) The death of a Shareholder and the completion of the purchase and sale set forth in Sections 5 and 6 hereof.

      13. AMENDMENT OF AGREEMENT. This Agreement may be altered, amended, or modified at any time by written agreement signed by all of the Shareholders and the Trustees of the Trusts.

      14. AGREEMENT TO BE BOUND. This Agreement shall be binding not only upon the parties hereto but also upon their heirs, personal representatives, trustees, successors and assigns, and the parties hereto agree for themselves and their heirs, personal representatives, trustees, successors and assigns to execute any instruments in writing which may be necessary or proper in carrying out the purposes of this Agreement.

      15. SPECIFIC PERFORMANCE. If any party is required and fails to give notice, sell Shares, transfer Shares, close a sale or take any other action set forth pursuant to this Agreement and, in such event, if the failure continues for thirty (30) days after written notice of such default is provided to the defaulting party by any Shareholder, any Shareholder of the Company may then initiate and maintain a proceeding to compel the specific performance of this Agreement by the defaulting party, and the successful party or parties shall be entitled to all court costs, including reasonable trial and appellate attorney's fees incurred in such proceeding.

      16. MISCELLANEOUS PROVISIONS. This Agreement shall be governed by the laws of the State of Florida, USA and contains the entire agreement of the parties hereto. The headings used throughout this Agreement are for convenience only and have no significance in the interpretation of the body of this Agreement and the parties hereto agree that they are to be disregarded in construing the provisions of this Agreement. All references made herein to plural or singular or to masculine or feminine or neuter gender shall be deemed interchangeable as the context requires.

      17. TERMS. The term "personal representative" shall include the terms "executor" and "executrix"; the term "Articles of Incorporation" shall include the term "Articles of Association"; the term "Shareholders" shall include the term "Stockholders"; and the term "Company" shall include the term "Corporation."


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      IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers, the Shareholders have hereunto set their hands and seals the day and year first above written, and the Trustee has caused this Agreement to be signed by its duly authorized officer.

EUROPEAN MICRO HOLDINGS, INC.       SHAREHOLDERS

(SEAL)

By: /s/ JOHN B. GALLAGHER           By: /s/ JOHN B. GALLAGHER
    ---------------------               ---------------------
    JOHN B. GALLAGHER,                  JOHN B. GALLAGHER,
    Co-Chairman                         individually

By: /s/ HARRY D. SHIELDS            By: /s/ HARRY D. SHIELDS
    --------------------               -----------------------
    HARRY D. SHIELDS, Co-Chairman       HARRY D. SHIELDS, individually


GALLAGHER FAMILY TRUST


By: /s/ THOMAS H. MINKOFF
    ---------------------
    THOMAS H. MINKOFF, Trustee


HENRY DANIEL SHIELDS 1997           SUNTRUST BANK, NASHVILLE, N. A.
IRREVOCABLE EDUCATIONAL TRUST       AS TRUSTEE
AGREEMENT

                                    By: /s/ PAMELA UTLEY
                                        ----------------------
By: /s/ ROBERT H. TRUE                  PAMELA UTLEY, Vice President
    ----------------------              and Trust Officer
    ROBERT H. TRUE, Co-Trustee


By: /s/ STUART S. SOUTHARD
    ----------------------
    STUART S. SOUTHARD, Co-Trustee


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                                   EXHIBIT "A"

                                 PROMISSORY NOTE

U.S. $______________                      _______________, 199_


      FOR VALUE RECEIVED, the undersigned promises to pay to the order of ________________________ ____ the principal sum of _______________ and /100 U.S.
Dollars (U.S. $_________________ ), together with interest from ______________,
19___ at the rate of ten per cent (10%) simple interest per annum until maturity, said principal and interest being payable as follows:

           Principal and interest in the sum of $__________shall be due and payable on _____________, 19_ and on the 1st day of each succeeding month thereafter, until paid in full.

           This note is prepayable in whole or in part without penalty.

      If this note or any installment of principal or interest as set forth above be not promptly and fully paid within 15 days of the date it is due, then, at the option of the holder, this note shall be accelerated without notice to the maker, and the then unpaid principal balance and accrued interest shall become due and payable forthwith and said unpaid principal balance and accrued interest shall bear interest at the hereafter specified deferred rate.

      The maker waives demand, protest, and notice of maturity, non-payment or protest and all requirements necessary to hold him liable as maker.

      The maker further agrees to pay all costs of collection, including a reasonable attorney's fee in case the principal of this note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

      Any past due principal and interest payments shall bear interest at the rate of 18 per cent per annum from their respective maturities until paid.

      This note is to be construed and enforced according to the laws of the State of Florida, USA.



                                                --------------------------------


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                                   EXHIBIT "B"

                             LIFE INSURANCE SCHEDULE

OWNER-        BENEFICIARY           INSURER            POLICY           FACE
SHAREHOLDER                                            NUMBER          AMOUNT
INSURED
-----------   --------------  --------------------  ------------   -------------
John B.       Third National  General American      No. 3287949    US $  500,000
Gallagher     Bank in         Lincoln Benefit Life  No. 559635     US $1,000,000
on the        Nashville       Phoenix Home Life     No. 11121616   US    500,000
life of                                                            -------------
Harry D.                                                           US $2,000,000
Shields
-------------------------------------------------------------------------------
Harry D.      Third National  General American      No. 3287948    US $  500,000
Shields on    Bank in         Lincoln Benefit Life  No. 559634     US $1,000,000
the life of   Nashville       Phoenix Home Life     No. 11121582   US $  500,000
life of                                                            -------------
John                                                               US $2,000,000
Gallagher